Toyota Business Highlights FY2020

Exhibit 99.2



TOYOTA MOTOR NORTH AMERICA, INC. (Toyota U.S.) MONTHLY RESULTS

- The U.S. automobile SAAR figure for May 2020 came in at 12.2M units, down from May 2019 at 17.3M units.
- Toyota U.S. reported May 2020 sales of 165,055 units, a decrease of 25.7% on both a volume basis and a daily selling rate (DSR) basis versus May 2019.
- Lexus division posted May 2020 sales of 19,998 units, a decrease of 18.5% on both a volume basis and a DSR basis versus May 2019.
- North American production as a percentage of U.S. sales for May 2020 was 63.6%, down from 65.9% in May 2019.

U.S. Light Vehicle Seasonally Adjusted Annual Rate (SAAR) and Toyota U.S. Sales May 2015 - May 2020



Seasonally Adjusted Annual Rate (units in millions)
20
18
16
14
12
10
8
6
300
250
200
150
100
50
0
Toyota U.S. Light Vehicle Sales (units in thousands)
May-15
Aug-15
Nov-15
Feb-16
May-16
Aug-16
Nov-16
Feb-17
May-17
Aug-17
Nov-17
Feb-18
May-18
Aug-18
Nov-18
Feb-19
May-19
Aug-19
Nov-19
Feb-20
May-20
SAAR
Toyota U.S. Sales

Source: Toyota, Bloomberg, Ward's Automotive Group
Toyota U.S. monthly results include fleet sales volume

Toyota U.S. May 2020 Vehicle Sales



Toyota Division
Lexus Division
145,057
19,998

Toyota U.S. May Vehicles Sales - Toyota Division Top 5 Models



May-19
May-20

	May-20	May-19
RAV4	36,428	43,499
TACOMA	24,853	22,832
CAMRY	21,182	36,208
COROLLA	16,063	25,712
TUNDRA	11,529	10,657

Toyota U.S. May Vehicles Sales - Lexus Division Top 5 Models



May-19
May-20

	May-20	May-19
RX	6,393	8,782
NX	4,707	4,612
ES	2,899	4,741
GX	2,489	1,809
UX	1,296	1,420

TOYOTA MOTOR CORPORATION (TMC) FINANCIAL RESULTS

	Yen in millions	
TMC Consolidated Financial Performance	**FY20**	**FY19**
Net Revenues	¥29,929,992	¥30,225,681
Operating Income	2,442,869	2,467,545
Net Income attributable to TMC	2,076,183	1,882,873
TMC Consolidated Balance Sheet		
Current Assets	¥18,642,531	¥18,879,237
Noncurrent finance receivables, net	10,423,858	10,281,118
Total Investments and other assets	13,012,522	12,091,100
Property, plant and equipment, net	10,601,525	10,685,494
Total Assets	¥52,680,436	¥51,936,949
Liabilities	¥31,438,585	¥31,371,739
Mezzanine equity	504,169	498,073
Shareholders' equity	20,737,682	20,067,137
Total Liabilities and Shareholders' Equity	¥52,680,436	¥51,936,949

Operating Income by Geographic Region	Yen in billions	
Japan	¥1,568	¥1,692
North America	271	115
Europe	151	125
Asia	371	457
Other‡	91	91
Inter-segment elimination and/or unallocated amount	(8)	(12)



Units in thousands

Production (units)	**FY20**	**FY19**
Japan	4,413	4,309
North America	1,807	1,841
Europe	674	679
Asia	1,522	1,682
Other‡	403	474

Sales (units)	**FY20**	**FY19**
Japan	2,240	2,226
North America	2,713	2,745
Europe	1,029	994
Asia	1,605	1,684
Other‡	1,372	1,326

‡ "Other" consists of Central and South America, Oceania, Africa, Middle East and Other Source: TMC company filings.

TOYOTA MOTOR CREDIT CORPORATION (TMCC)

FINANCIAL RESULTS

TMCC Financial Performance	FY19	FY20
	U.S. dollars in millions	
Total financing revenues	$11,640	$12,029
Income before income taxes	977	1,024
Net Income	795	913
Debt-to-Equity Ratio	6.8x	6.7x



TMCC - Market Share[1]
FY19
FY20
FY19
59.8%
FY20
63.4%



TMCC - Percentage of Contracts Subvened
FY19
FY20
100%
80%
60%
40%
20%
0%
56%
32%
13%
14%
95%
91%
New Retail Contracts
Used Retail Contracts
Lease Contracts

- Our consolidated net income was $913 million in fiscal 2020, compared to $795 million in fiscal 2019. The increase in net income for fiscal 2020 compared to fiscal 2019 was primarily due to a $389 million increase in total financing revenues, an $89 million decrease in depreciation on operating leases, a $71 million decrease in provision for income taxes, and a $30 million increase in investment and other income, net, partially offset by a $218 million increase in provision for credit losses, a $176 million increase in operating and administrative expense, and a $87 million increase in interest expense.

- We recorded a provision for credit losses of $590 million for fiscal 2020, compared to $372 million for fiscal 2019. Throughout most of fiscal 2020, our provision for credit losses was relatively consistent compared to fiscal 2019; however, the sharp decline in economic conditions in the fourth quarter due to the COVID-19 pandemic resulted in a significant increase in probable credit losses on both our consumer and dealer portfolios for which $264 million additional provision for credit losses was recorded.

- During fiscal 2020, we implemented new strategies in an effort to optimize insurance collections that required additional time and effort to analyze and process vehicle total loss accounts. Implementation of the new strategies temporarily increased our delinquency rates and impacted our default frequency and average loss severity. Our average loss severity for fiscal 2020 increased to $7,859 from $7,281 in fiscal 2019 primarily due to the new strategies discussed above as well as higher average amounts financed.

- Our aggregate balances for accounts 60 or more days past due increased to 0.39 percent for fiscal 2020 compared to 0.31 percent for fiscal 2019 primarily as a result of the new strategies discussed above.



TMCC - Vehicle Financing Volume
FY19
FY20
Units in Thousands
1000
500
0
567
630
263
337
498
470
New Retail Contracts
Used Retail Contracts
Lease Contracts



TMCC - Consumer Portfolio Credit Performance*
Net charge-offs as a percentage of average gross earning assets
Aggregate balances for accounts 60 or more days past due as a percentage of gross earning assets
0.50%
0.25%
0.00%
FY16
FY17
FY18
FY19
FY20

[1]TMCC market share represents the percentage of total domestic Toyota U.S. sales of new Toyota and Lexus vehicles financed by us, excluding sales under dealer rental car and commercial fleet programs and sales of a private Toyota distributor.

*TMCC consumer portfolio includes TMCC and its consolidated subsidiaries.

SHORT-TERM FUNDING PROGRAMS

- TMCC‡, Toyota Credit de Puerto Rico Corp. (TCPR), Toyota Credit Canada Inc. (TCCI)†, Toyota Finance Australia Limited (TFA)† and Toyota Motor Finance (Netherlands) B.V. (TMFNL)† maintain direct relationships with institutional commercial paper investors through TMCC's **Sales & Trading team**, providing each access to a variety of domestic and global markets through five, distinct 3(a)(3) programs.

- TMCC‡ commercial paper outstanding under our commercial paper programs ranged from approximately $24.7 billion to $28.7 billion during fiscal 2020, with an average outstanding balance of $26.7 billion.



TMCC Consolidated Financial Liabilities (Face Value)
Amount ($billions)
$120
$100
$80
$60
$40
$20
$0
12.4
55.5
25.4
14.6
56.4
27.0
FY19
FY20
Secured notes & loans payable
Unsecured notes & loans payable
Commercial Paper

†TCCI, TFA, and TMFNL are subsidiaries of Toyota Financial Services Corporation (TFSC), a wholly-owned subsidiary of Toyota Motor Corporation (TMC). TMCC is a wholly-owned subsidiary of Toyota Financial Service International Corporation (TFSIC), a wholly-owned subsidiary of TFSC.

‡TMCC consolidated financial liabilities include TMCC and its consolidated subsidiaries, which includes TCPR.

LET'S GO PLACES

In May 2020, Toyota announced that its two newest vehicles – redesigned Sienna minivan and Venza crossover – will be available only as hybrids.

The Sales and Trading team engages in direct dialogue with institutional investors delivering a variety of fixed income products to meet our clients' investment objectives and risk tolerances. We focus on providing simple, personal, and proactive service in the execution of all trades.

Sales and Trading Contacts

Jeffrey DeSilva | Region Manager
(469) 486-6739
jeffrey.desilva@toyota.com

Andrew Huang, CFA | Funding & Liquidity Analyst
(469) 786-8219
andrew.huang@toyota.com

Justin Lee | Funding & Liquidity Analyst
(469) 486-6187
justin.lee1@toyota.com

Nicholas Ro, CFA | National Manager
(469) 786-8961
nicholas.ro@toyota.com

Jason Kelley | Region Manager
(469) 486-5301
jason.kelley@toyota.com

James Kim | Funding & Liquidity Analyst
(469) 486-5960
james.kim@toyota.com

Amit Sahu | Funding & Liquidity Analyst
(469) 786-8984
amit.sahu@toyota.com